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                                                                  Exhibit 10(a)


                  [SUTHERLAND ASBILL & BRENNAN LLP LETTERHEAD]



                                 April 28, 1999




Board of Directors
Providentmutual Life and Annuity
  Company of America
300 Continental Drive
Newark, DE 19713

            RE: PROVIDENTMUTUAL LIFE AND ANNUITY COMPANY OF AMERICA PROVIDENTMUTUAL VARIABLE ANNUITY SEPARATE ACCOUNT (FILE NO. 33-65512)

Directors:

         We hereby consent to the reference of our name under the caption "Legal Matters" in the statement of additional information filed as part of the post-effective amendment No. 7 to the Form N-4 registration statement filed by Providentmutual Life and Annuity Company of America and Providentmutual Variable Annuity Separate Account (File No. 33-65512). In giving this consent, we do not admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933.

                                        Sincerely,

                                        SUTHERLAND ASBILL & BRENNAN LLP




                                        By: /s/ David S. Goldstein
                                            --------------------------------
                                                David S. Goldstein